Exhibit 99.1

Consolidated Water Reports Third Quarter Results

•	Total Revenues increased 15.2% to $16.6 million; Gross Profit of $6.3 million increased 6.6% from prior year.
•	Net Income of $1.2 million or $0.08 per share.
•	Net Income - excluding Bali loss of $569,000 - was $1.7 million or $0.11 per share.
•	Year-to-Date Operating Cash Flow of $11.7 million - significantly higher than last year.

GEORGE TOWN, Cayman Islands, November 9, 2017—Consolidated Water Co. Ltd. (NASDAQ: CWCO), a leading developer and operator of seawater desalination plants, reported financial and operating results for the third quarter ended September 30, 2017.

Management Commentary

President and CEO Rick McTaggart commented, “Third quarter results reflected positive year-over-year comparisons across all key financial metrics. Such results were led by an increase in manufacturing revenues due to an increase in the average value of manufacturing orders and were supported by the continued steady performance of our core desalination operations.”

“Although our affiliate company OC-BVI sustained some hurricane-related damage to its facilities in the British Virgin Islands, the impact of OC-BVI on our financial results for the quarter was not material. We are proud of the tremendous response from our BVI employees, who have worked tirelessly to minimize disruptions in the water supply and assist in the recovery efforts.”

“Our third quarter results continued to reflect our investment in the large Rosarito project. This project represents a major milestone for the company, on which construction is now expected to commence in 2018 instead of this year as previously predicted. It is important to recognize that this is a complex project that is inherently subject to some unanticipated delays, as it encompasses various governmental, regulatory and financial initiatives that involve not only us but other stakeholders in the project. We remain confident about the completion of these initiatives as well as the merits of the project and its future positive impacts on our shareholder value.”

Third Quarter 2017 Financial Results

Total revenues for the 2017 third quarter were $16.6 million, $2.2 million higher than the $14.4 million reported in last year’s third quarter due to increases in retail, bulk, and manufacturing segment revenues, which more than offset a slight decline in services revenues. Gross profit increased 6.6% to $6.3 million from $5.9 million. Net income attributable to Consolidated Water stockholders was $1.2 million, or $0.08 per fully diluted share, inclusive of $864,000 in operating expenses related to the Rosarito desalination plant. This represents a substantial improvement from the $1.9 million net loss that was reported in the comparable 2016 quarter, inclusive of $606,000 of Rosarito project-related expenses. During the quarter the Company incurred a net loss of $569,000 or $0.04 per share related to Bali, a market which the Company has announced it will exit.

Nine Months 2017 Financial Results

Total revenues for the first nine months of 2017 were $47.5 million, an increase of $3.7 million from the $43.8 million reported in last year’s comparable period. Gross profit was up 4.9% to $19.6 million from $18.7 million. Net income attributable to Consolidated Water stockholders was $4.4 million, or $0.29 per fully diluted share, an increase of 84.5% from the $2.4 million, or $0.16 per fully diluted share, earned in the similar year-ago period.

Net cash provided by operating activities for the nine months ended September 30, 2017 was $11.7 million, well ahead of last year’s $4.5 million. Year-to-date capital expenditures were $3.0 million. Cash and cash equivalents increased to $46.8 million as of September 30, 2017.

Segment Results

Three Months Ended September 30, 2017 (Unaudited)

	Retail	Bulk	Services	Manufacturing
Revenues	$5,570,654	$7,881,464	$111,302	$3,008,783
Cost of revenues	2,488,441	5,582,401	114,667	2,078,888
Gross profit	3,082,213	2,299,063	(3,365)	929,895

Three Months Ended September 30, 2016 (Unaudited)

	Retail	Bulk	Services	Manufacturing
Revenues	$5,447,200	$7,429,732	125,929	$1,382,492
Cost of revenues	2,464,841	4,922,162	168,577	910,450
Gross profit	2,982,359	2,507,570	(42,648)	472,042

Summary and Outlook

“Our core desalination business continues to provide stable, positive results, and we see incremental growth opportunities in this business as commercial development continues in the Cayman Islands and the Bahamas. This quarter’s improvement in our manufacturing business was significant, and we anticipate an increasing backlog for this business,” noted Mr. McTaggart.

“We continue to work diligently to achieve financing for the Rosarito project in anticipation of receiving final governmental and financing approvals. To date we have invested over $22.8 million in assets for the project and a cumulative $22.6 million in development expenses. Our balance sheet remains very strong with a healthy cash position at the end of the third quarter, and we have returned $3.3 million to shareholders year-to-date in the form of cash dividends,” concluded Mr. McTaggart.

Investor Conference Call

The Company will host a conference call at 11:00 a.m. Eastern Time (EST) on Friday, November 10, 2017 to review the Company’s operating results for the third quarter of 2017, along with other relevant topics of interest. Shareholders and other interested parties may participate in the conference call by dialing 844-875-6913 (international participants dial 412-317-6709) and requesting participation in the “Consolidated Water Company Call” a few minutes before 11:00 a.m. EST on Friday, November 10, 2017.

A replay of the conference call will be available one hour after the call through Friday, November 17, 2017 at 9:00 a.m. EST by dialing 877-344-7529 (international participants dial 412-317-0088) and entering the conference ID # 10114039.

About Consolidated Water Co. Ltd.

Consolidated Water Co. Ltd. develops and operates seawater desalination plants and water distribution systems in areas of the world where naturally occurring supplies of potable water are scarce. The Company operates water production and/or distribution facilities in the Cayman Islands, Belize, the British Virgin Islands, The Commonwealth of The Bahamas, and Bali, Indonesia. The Company also manufactures and services a wide range of products and provides design, engineering, management, operating and other services applicable to commercial and municipal water production, supply and treatment, and industrial water and wastewater treatment in the United States.

Consolidated Water Co. Ltd. is headquartered in George Town, Grand Cayman, in the Cayman Islands. The Company’s ordinary (common) stock is traded on the NASDAQ Global Select Market under the symbol “CWCO”. Additional information on the Company is available on its website at http://www.cwco.com.

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “intend”, “expect”, “should” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company’s products and services in the marketplace, changes in its relationships with the governments of the jurisdictions in which it operates, the outcome of its negotiations with the Cayman government regarding a new retail license agreement, its ability to successfully secure contracts for water projects, including the project under development in Baja California, Mexico, its ability to develop and operate such projects profitably, and its ability to manage growth and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission (“SEC”).

By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

For further information, please contact our investor relations firm, MBS Value Partners:

Lynn Morgen: (212) 223 4147 lynn.morgen@mbsvalue.com
Eric Prouty: (646) 456 9539 eric.prouty@mbsvalue.com

Viktoriia Nakhla: (646) 625-4800 viktoriia.nakhla@mbsvalue.com

(Financial Highlights Follow)

CONSOLIDATED WATER CO. LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$46,976,764	$39,254,116
Accounts receivable, net	13,007,883	16,500,798
Inventory	2,291,082	2,305,879
Prepaid expenses and other current assets	2,430,570	1,096,200
Current portion of loans receivable	1,377,956	1,633,588
Costs and estimated earnings in excess of billings	1,673,460	85,211
Total current assets	67,757,715	60,875,792
Property, plant and equipment, net	50,759,258	53,084,105
Construction in progress	1,433,341	885,494
Inventory, non-current	4,408,321	4,606,088
Loans receivable	1,093,641	2,135,428
Investment in OC-BVI	3,124,910	4,086,630
Intangible assets, net	4,116,982	5,195,476
Goodwill	9,784,248	9,784,248
Land held for development	20,558,424	20,558,424
Other assets	2,803,617	2,392,843
Total assets	$165,840,457	$163,604,528

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and other current liabilities	$5,332,446	$4,898,908
Dividends payable	1,189,924	1,187,214
Note payable to related party	392,000	490,000
Billings in excess of costs and estimated earnings	294,156	102,966
Total current liabilities	7,208,526	6,679,088
Deferred tax liability	1,502,649	1,915,241
Other liabilities	1,160,307	904,827
Total liabilities	9,871,482	9,499,156
Commitments and contingencies
Equity
Consolidated Water Co. Ltd. stockholders’ equity
Redeemable preferred stock, $0.60 par value. Authorized 200,000 shares; issued and outstanding 33,974 and 35,225 shares, respectively	20,384	21,135
Class A common stock, $0.60 par value. Authorized 24,655,000 shares; issued and outstanding 14,901,711 and 14,871,664 shares, respectively	8,941,027	8,922,998
Class B common stock, $0.60 par value. Authorized 145,000 shares; none issued	-	-
Additional paid-in capital	86,106,647	85,621,033
Retained earnings	52,648,399	51,589,337
Cumulative translation adjustment	(549,555)	(549,555)
Total Consolidated Water Co. Ltd. stockholders’ equity	147,166,902	145,604,948
Non-controlling interests	8,802,073	8,500,424
Total equity	155,968,975	154,105,372
Total liabilities and equity	$165,840,457	$163,604,528

CONSOLIDATED WATER CO. LTD.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Retail revenues	$5,570,654	$5,447,200	$18,111,274	$17,710,271
Bulk revenues	7,881,464	7,429,732	23,615,787	22,136,086
Services revenues	111,302	125,929	360,758	710,576
Manufacturing revenues	3,008,783	1,382,492	5,444,678	3,261,827
Total revenues	16,572,203	14,385,353	47,532,497	43,818,760

Cost of retail revenues	2,488,441	2,464,841	7,895,617	7,779,831
Cost of bulk revenues	5,582,401	4,922,162	15,750,402	14,345,747
Cost of services revenues	114,667	168,577	320,586	638,389
Cost of manufacturing revenues	2,078,888	910,450	3,967,945	2,366,060
Total cost of revenues	10,264,397	8,466,030	27,934,550	25,130,027
Gross profit	6,307,806	5,919,323	19,597,947	18,688,733
General and administrative expenses	4,896,323	4,528,679	14,695,184	13,925,439
Impairment loss on long-lived assets	578,480	2,000,000	1,578,480	2,000,000
Impairment of goodwill	-	1,750,000	-	1,750,000
Income (loss) from operations	833,003	(2,359,356)	3,324,283	1,013,294

Other income (expense):
Interest income	70,741	137,806	301,813	514,532
Interest expense	(1,016)	(1,246)	(11,178)	(95,615)
Profit sharing income from OC-BVI	36,450	38,475	46,575	87,075
Equity in the earnings of OC-BVI	138,913	101,301	127,955	232,523
Impairment loss on investment in OC-BVI	-	(875,000)	-	(925,000)
Net unrealized gain (loss) on put/call options	171,000	(275,000)	323,000	(275,000)
Other	31,206	110,968	83,791	507,183
Other income (expense), net	447,294	(762,696)	871,956	45,698
Income (loss) before income taxes	1,280,297	(3,122,052)	4,196,239	1,058,992
Provision for (benefit from) income taxes	(136,447)	(146,198)	(412,592)	(389,860)
Net income (loss)	1,416,744	(2,975,854)	4,608,831	1,448,852
Income (loss) attributable to non-controlling interests	255,605	(1,110,522)	191,916	(944,790)
Net income (loss) attributable to Consolidated Water Co. Ltd. stockholders	$1,161,139	$(1,865,332)	$4,416,915	$2,393,642

Basic earnings per common share attributable to Consolidated Water Co. Ltd. common stockholders	$0.08	$(0.13)	$0.30	$0.16

Diluted earnings per common share attributable to Consolidated Water Co. Ltd. common stockholders	$0.08	$(0.13)	$0.29	$0.16

Dividends declared per common share	$0.075	$0.075	$0.225	$0.225

Weighted average number of common shares used in the determination of:
Basic earnings per share	14,898,246	14,815,248	14,886,738	14,803,216
Diluted earnings per share	15,072,142	14,852,967	15,054,343	14,940,635